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                                                                   EXHIBIT 10.12

                           STOCK REPURCHASE AGREEMENT

         STOCK REPURCHASE AGREEMENT made and entered into as of the 26th day of October, 1996, by and between STYLING TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), and KENNETH S. BERNSTEIN ("Bernstein").

                                    RECITALS

         A. Bernstein currently holds an aggregate of 807,851 shares (the "Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock").

         B. The Company is in the process of effecting an initial public offering of its common stock (the "IPO") pursuant to a registration statement filed with the Securities and Exchange Commission on September 20, 1996 (the "Registration Statement").

         C. The Company and Bernstein have determined that it would be in their mutual best interests for Bernstein to sell the Shares to the Company and terminate his involvement with the Company.

         D. The Agreement shall take effect on the closing date of the IPO (the "Effective Date").

         E. To assure the consummation of the transactions contemplated hereby, the parties are delivering this Agreement, the Promissory Note identified below, and the Stock Certificates for the Shares pursuant to an Escrow Agreement with an escrow agent (the "Escrow Agent") of even date.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  1. PURCHASE OF STOCK. On the Effective Date, the Company shall purchase from Bernstein, and Bernstein shall sell to the Company, the Shares. Contemporaneously with the execution and delivery of this Agreement, Bernstein shall deliver to the Escrow Agent pursuant to the Escrow Agreement the stock certificates representing the Shares, endorsed in blank or with stock powers endorsed in blank attached.

                  2. PAYMENT OF PURCHASE PRICE. In consideration of the sale of the Shares to the Company or its designee, the Company shall pay Bernstein the purchase price (the "Purchase Price"), on the Effective Date as follows:


                     (a) PROMISSORY NOTE. Contemporaneously with the execution of and of this Agreement, the Company has executed and delivered to the Escrow Agent
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pursuant to the Escrow Agreement a promissory note in the original principal amount of $4 million in the form set forth as Exhibit A hereto (the "Note").

                           (b) REIMBURSABLE EXPENSES. On the Effective Date, the
Company shall pay to Bernstein an amount equal to Bernstein's reasonable out-of-pocket expenses (documented to the extent documentation is reasonably available) incurred in connection with his services to the Company (the "Reimbursable Expenses") by wire transfer or cashier's check in such manner as Bernstein shall have notified the Company in writing not less than 48 hours prior to the Effective Date. For purposes of this Section 2(b) any expenses aggregating up to $50,000 shall be deemed to be reasonable. Bernstein hereby acknowledges and agrees that, upon payment by the Company of the Reimbursable Expenses in the manner prescribed by Bernstein, Bernstein shall have no further claim or rights against the Company with respect to services rendered to the Company.

                  3. TERMINATION OF AGREEMENT. This Agreement shall terminate, and be null and void, on April 30, 1997 unless the Effective Date occurs prior to such date. Upon such termination of this Agreement, the Escrow Agent will return the Shares to Bernstein and the Note to the Company.

                  4. REPRESENTATIONS AND WARRANTIES OF BERNSTEIN. Bernstein represents and warrants to the Company as follows:

                           (a) OWNERSHIP OF SHARES. Bernstein has good,
marketable and unencumbered title to the Shares, and there are no restrictions on Bernstein's right to transfer the Shares pursuant to this Agreement.

                           (b) AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. The
execution and delivery of this Agreement, the consummation of the transactions hereby contemplated, and the fulfillment of the terms hereof will not result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under, any agreement or other instrument of any description to which Bernstein is a party or by which Bernstein is bound, or any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule, or regulation applicable to Bernstein.

                  5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Bernstein as follows:

                           (a) POWER TO EXECUTE AGREEMENT. The Company has the
corporate power and authority to execute, deliver, and perform this Agreement, and this Agreement is the legal and binding obligation of the Company.

                           (b) AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. The
execution and delivery of this Agreement, the consummation of the transactions hereby contemplated, and the fulfillment of the terms hereof, will not result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under,


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any agreement or other instrument of any description to which the Company is a party or by which the Company is bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any law, rule, or regulation applicable to the Company.

                  6. CONTINUATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

                  7. RELEASE. Effective on the Effective Date, each of the parties hereto hereby releases and forever discharges each other party hereto, and such other party's respective shareholders, officers, directors, employees, agents, representatives, family members, heirs, successors, and assigns, of and from any and all obligations, defaults, acts, actions, causes of action, suits, proceedings, disputes, rights, claims, and demands, at law or in equity (whether real or contingent, known or unknown), that such party ever had or now has relating to or arising from the actions or omissions of such other party or such other party's respective shareholders, officers, directors, employees, agents, representatives, family members, heirs, successors and assigns other than arising through the commission of fraud by such other party; provided, however, that nothing set forth in this Section 7 shall release any of the parties hereto from any breach of the covenants, representations, or warranties set forth in this Agreement or from the performance of any of the obligations set forth in this Agreement or any documents or instrument delivered pursuant hereto.

                  8. INDEMNIFICATION. Effective on the Effective Date, the Company indemnifies and holds harmless Bernstein against any losses, claims, damages, or liabilities to which Bernstein may become, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of any and all of his activities on behalf of the Company and except for any losses, claims, damages or liabilities arising from his commission of fraud.

                  9. OTHER OBLIGATIONS OF THE PARTIES.

                           (a) NON-DISPARAGEMENT. No party hereto shall publicly
disparage any other party hereto or any of their respective shareholders, directors, officers, employees, agents, representatives, family members, heirs, successors, or assigns, or take any action that would reasonably be expected to cause any adverse public relations or embarrassment to any of such persons or to otherwise injure or impair the business prospects of any of such persons.

                           (b) COMMUNICATIONS. Bernstein shall refrain from
communications regarding the Company with any person, owner, director, officer, employee, agent, or representative of any Acquired Business (as defined in the Registration Statement) or any lender or potential lender to the Company, any investment banking, brokerage or other financial institution, in each case except with the specific written consent of the Company, and shall direct any communications regarding the Company received by Bernstein from any Acquired Business, lender, investment banking, brokerage or other financial institution to Sam L. Leopold, Thomas M. Clifford or David Ziegler.


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                           (c) RETURN OF BOOKS AND RECORDS. Promptly following
execution of this Agreement, Bernstein shall deliver to the Company all documents, records, reports, agreements, correspondence, plans, models, bank statements, computer software or disks, or other information ("Information") respecting the Company, the Acquired Businesses or the IPO. Bernstein may retain copies of any Information. The Company will provide Bernstein with 15 copies of the final prospectus relating to the IPO promptly upon their becoming available and will provide him a "bound volume" of the IPO to the extent and at the same time as they are provided to members of the IPO working group.

                           (d) TRANSITION OF INFORMATION. In view of Bernstein's
participation in negotiations, discussion, correspondences and other communications with third parties respecting the acquisitions, financings and other matters respecting the Company, Bernstein agrees to provide any and all information (whether in writing or verbally) within his knowledge regarding such matters as may be reasonably requested by Company's Chief Financial Officer, legal counsel, accountants or investment bankers; provided, that following the Effective Date, Bernstein may request and receive reasonable compensation for providing such information.

                  10. FURTHER ASSURANCES. Each of the parties hereto shall execute and deliver all other instruments and take all other actions that the other party hereto may reasonably request from time to time to effectuate the transactions provided for herein.

                  11. PROVISIONS SEVERABLE. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Further, if a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable as written, the court may interpret, construe, rewrite or revise such provision, to the fullest extent allowed by law, so as to make it valid and enforceable consistent with the intent of the parties.

                  12. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements, and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by each of the parties hereto.

                  13. BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

                  14. GOVERNING LAW. This Agreement shall be governed in accordance with Delaware law, notwithstanding any Delaware or other conflict-of-laws provision to the contrary.


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                  15. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic or facsimile copy of this Agreement, with signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

                  16. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed made, given and delivered (i) when delivered in person; (ii) if by facsimile transmission, 24 hours after transmitter's confirmation of the receipt of such transmission; (iii) if by a courier delivery service providing overnight or "next-day" delivery, on the next business day after deposit with such service; or (iv) three days after being deposited in the United States mail, postage prepaid, registered or certified mail, in each case addressed as follows:


                           If to the Company:

                           Styling Technology Corporation
                           One East Camelback Road, Suite 1100
                           Phoenix, Arizona  85012
                           Attn:  Sam L. Leopold

                           With a copy to:

                           O'Connor, Cavanagh, Anderson,
                           Killingsworth & Beshears
                           One East Camelback Road, Suite 1100
                           Phoenix, Arizona  85012
                           Attn:  Robert S. Kant, Esq.


                           If to Bernstein:

                           5330 South Grape Lane
                           Greenwood Village, Colorado 80121
                           Telephone:                (303) 741-5568
                           Telefax:                  (303) 741-5569


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                           with a copy to:

                           Rubner & Kutner, P.C.


                           Attention:  Lee Kutner, Esq.
                           Telephone:                (303) 832-2400
                           Telefax:                  (303) 832-1510

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this paragraph.

                  17. NON-WAIVER. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants, or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants, or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights, or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. A breach of any representation, warranty, or covenant shall not be affected by the fact that a more general or more specific representation, warranty, or covenant was not also breached.

                  18. ATTORNEYS' FEES. In the event of any claim, controversy, or dispute arising out of or relating to this Agreement, or the breach hereof, the prevailing party shall be entitled to recover court costs and attorneys' fees set forth by the court and not the jury.

                  19. REMEDIES CUMULATIVE. The remedies of the parties hereto under this Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

                  20. TITLES NOT TO AFFECT INTERPRETATION. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.


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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Agreement as of the date first set forth above.


                                             STYLING TECHNOLOGY CORPORATION, a
                                             Delaware corporation



                                             By:
                                                -------------------------------
                                                Sam L. Leopold
                                                Its: Chief Executive Officer and
                                                Chairman of the Board



                                             ----------------------------------
                                             KENNETH S. BERNSTEIN


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                     AMENDMENT TO STOCK REPURCHASE AGREEMENT

         AMENDMENT TO STOCK PURCHASE AGREEMENT made and entered into on the 31st day of October, 1996, by and between STYLING TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), and KENNETH S. BERNSTEIN ("Bernstein").

                                    RECITALS

         A. The Company and Bernstein are parties to a Stock Repurchase Agreement dated as of October 26, 1996 (the "Agreement").

         B. The Company and Bernstein have determined that it is in their mutual best interests to amend the Agreement as set forth herein.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  1. CAPITALIZED TERMS. Capitalized terms used herein have the meanings assigned them in the Agreement.

                  2. PAYMENT OF PURCHASE PRICE. Section 2 of the Agreement is hereby amended in its entirety as follows:

                           In consideration of the sale of the Shares to the Company, the Company shall pay Bernstein $1,800,000 by wire transfer pursuant to wire transfer instructions specified by Bernstein in writing to the Company no less than 48 hours prior to the Effective Date. In addition, the Company shall reimburse Bernstein for his out-of-pocket expenses (the "Reimbursable Expenses") incurred in connection with his services to the Company in the amount of $50,000 pursuant to the same wire instructions. Bernstein agrees to provide such documentation relating to the Reimbursable Expenses to the extent it is reasonably available. Bernstein hereby acknowledges and agrees that, upon payment by the Company of the Reimbursable Expenses in the manner prescribed by Bernstein, Bernstein shall have no further claim or rights against the Company with respect to services rendered to the Company.

                  3. PROMISSORY NOTE. All references in the Agreement to the Note are hereby deleted, and the Note shall be returned to the Company and cancelled on the Effective Date.
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                  4. ESCROW AGREEMENT. The Escrow Agreement is hereby amended and replaced in its entirety by the form of Escrow Agreement attached hereto.

                  5. AGREEMENT REMAINS IN EFFECT. Except as specifically amended hereby, the Agreement remains in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this amendment to the Agreement on the date first written above.

                                      STYLING TECHNOLOGY CORPORATION, a Delaware corporation

                                      By:_____________________________________
                                               Sam L. Leopold
                                               Chief Executive Officer

                                      ________________________________________
                                               Kenneth S. Bernstein